Exhibit 10.1
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”), dated as of the 21st day of August, 2008, is by and between Corrections Corporation of America, a Maryland corporation with its principal place of business at 10 Burton Hills Boulevard, Nashville, Tennessee (the “Company”), and John D. Ferguson, a resident of Nashville, Tennessee (“Executive”). All capitalized terms used herein but otherwise not defined shall have the meaning as set forth in the Employment Agreement, as herein defined.
     WHEREAS, the Company and Executive are parties to that certain Second Amended and Restated Employment Agreement, dated as of August 15, 2007 (the “Employment Agreement”), pursuant to which Executive serves as the Chief Executive Officer and President of the Company; and
     WHEREAS, the Company and Executive now desire to amend certain terms and provisions of the Employment Agreement pursuant to the terms hereof.
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt, sufficiency and mutuality of which are hereby acknowledged, the Company and Executive hereby agree as follows.
     1. Amendment. Section 1 is deleted in its entirety and replaced with the following:
          “1. Employment. The Executive shall serve as the Chairman of the Board of Directors and Chief Executive Officer of the Company and such other office or offices to which Executive may be appointed or elected by the Board of Directors, with the Executive’s consent. Subject to the provisions of Section 7 hereof, the Company shall use its best efforts to have the Executive elected to the Board of Directors of the Company, and the Executive shall serve in such capacity if elected. Subject to the direction and supervision of the Board of Directors of the Company, the Executive shall perform such duties as are customarily associated with the offices of Chairman of the Board of Directors and Chief Executive Officer, and such other offices to which Executive may be appointed or elected by the Board of Directors. The Executive’s principal base of operations for the performance of his duties and responsibilities under this Agreement shall be the offices of the Company located in Nashville, Tennessee. The Executive agrees to abide by the Company’s Charter and Bylaws as in effect from time to time and the direction of its Board of Directors except to the extent such direction would be inconsistent with applicable law or the terms of this Agreement.”
     2. Effect of Amendment. Except as expressly modified by the terms of this Amendment, the provisions of the Employment Agreement shall continue in full force and effect.

     3. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall be deemed to be one and the same instrument.
     4. Headings. The sections, subjects and headings in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.
     5. Governing Law. The validity, interpretation and effect of this Amendment shall be governed exclusively by the laws of the State of Tennessee without regard to the choice of law principals thereof.
     6. Severability. Should any part of this Amendment be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.
     7. Successors. This Amendment shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.
     8. Waivers. No waivers of any breach of any of the terms or conditions of this Amendment shall be held to be a waiver of any other or subsequent breach; nor shall any waiver be valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.

EXECUTIVE: JOHN D. FERGUSON
/s/ John D. Ferguson

THE COMPANY: CORRECTIONS CORPORATION OF AMERICA
By:	/s/ Todd J Mullenger
	Name:	Todd J Mullenger
	Title:	Executive Vice President & Chief Financial Officer

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